Exhibit 99.6

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of GE Vernova LLC, the undersigned hereby consents to being named and described as a person who will become a director of GE Vernova LLC (which will convert into a corporation and be renamed GE Vernova Inc. prior to and in connection with the spin-off by General Electric Company (“GE”) of its wholly-owned subsidiary, GE Vernova LLC, which holds GE’s renewable energy, power, and digital businesses) in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent.

/s/ Paula Rosput Reynolds
Name: Paula Rosput Reynolds